SCHEDULE A
                                  FEE SCHEDULE
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              THE NEVIS FUND, INC.


CUSTODY ADMINISTRATIVE FEES:

  .40 basis points on average daily market value


TRANSACTION FEES:

$4.00 per transaction through Depository Trust Company.

$10.00 per transaction through Federal Reserve.

$30.00 per transaction for GIC contracts / Physical Securities.

$15.00 per option contract.

$4.00 per paydown on mortgage backed securities.

$5.50 per Fed wire charge on Repurchase Agreement collateral in/out.

$5.50 per incoming wire transfers.

$7.50 per outgoing wire transfers.

$5.50 per dividend reinvestment.

$8.00 per futures contracts.




         WACHOVIA BANK, NATIONAL ASSOCIATION         THE NEVIS FUND, INC.

         By: s/ Ellen C. Krause                      By: /s/ William E. Zitelli
             -------------------------------             ----------------------
             Ellen C. Krause                             William E. Zitelli
         Title: Vice President                       Title: Vice President
         Date:  March 30, 2004                       Date:  March 4, 2004